Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS
OF
SPIRIT AEROSYSTEMS HOLDINGS, INC.,
a Delaware Corporation

(Adopted as of December 8, 2025)

ARTICLE I. OFFICES

Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be located at 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of the corporation’s registered agent at such address shall be Corporation Service Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the corporation’s Board of Directors (the “Board of Directors”).

Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II. MEETINGS OF STOCKHOLDERS

Section 1. Annual Meetings. The annual meeting of stockholders shall be held on a date and at a time as determined by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

Section 2. Special Meetings. Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, and/or by means of remote communication, as shall be stated in a written notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the Board of Directors or the President and shall be called by the President upon the written request of holders of shares entitled to cast not less than fifty percent (50%) of the votes at the meeting, which written request shall state the purpose or purposes of the meeting and shall be delivered to the President.

Section 3. Place of Meetings. The Board of Directors, in its sole discretion, may designate any place, either within or without the State of Delaware, and/or by means of remote communication, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, written or printed notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally, by mail, or by a form of electronic transmission consented to by the stockholder to whom the notice is given, by or at the direction of the Board of Directors, the President or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting, and (2) the giving of such separate notice, and (d) if by any other form of electronic transmission, when directed to the stockholder. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (x) the corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the corporation in accordance with such consent and (y) such inability becomes known to the Secretary or an Assistant Secretary of the corporation or to the transfer agent. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Stockholders List. The officer who has charge of the stock ledger of the corporation shall make, at least ten (10) days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, and/or (b) during ordinary business hours, at the principal place of business of the corporation.

Section 6. Quorum; Required Vote. At all meetings of the stockholders, except as otherwise provided by applicable law, the certificate of incorporation of the Corporation (as amended, restated, or amended and restated from time to time, the “Certificate of Incorporation”) or these by-laws, the presence, in person or by proxy, of the holders of one-third of the outstanding shares of capital stock entitled to vote shall constitute a quorum for the transaction of business; and except as otherwise provided by the Certificate of Incorporation, these by-laws, or applicable law, the affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of and binding upon all stockholders. Whether a quorum exists or not, the chair of the meeting or a majority of the shares present in person or by proxy and entitled to vote may adjourn the meeting to another time and place. At any such adjourned meeting at which a quorum shall be present, any business may be transactions which might have been transacted at the meeting as originally called. Unless otherwise provided by statute, no notice of an adjourned meeting need be given.

Section 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 8. Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action which could be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, are (a) signed by the holders of outstanding capital stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the records of proceedings of meetings of the stockholders. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested or by reputable overnight courier service. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) (or the maximum number permitted by applicable law) days after the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 9. Action by Telegram, Cablegram or Other Electronic Transmission Consent. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of this section; provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (b) the date on which such stockholder or proxy holder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors.

ARTICLE III. DIRECTORS

Section 1. Number, Election and Term of Office. The Board of Directors shall consist of one (1) or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. The directors shall be elected by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 3 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 2. Removal and Resignation. Any director or the entire Board of Directors may be removed at any time, with or without cause, by the affirmative vote of the holders of record of a majority of the outstanding shares of capital stock entitled to vote, at a duly constituted meeting of stockholders called for that purpose. Any director may resign at any time upon written notice given to the corporation. A resignation is effective when the resignation is delivered, unless the resignation specifies a later effective date.

Section 3. Vacancies. Except in the case of director removals as provided in Section 2 of this Article III, in case of any increase in the number of directors, or of any vacancy created by death, disqualification, or resignation, the additional director or directors may be elected or, as the case may be, the vacancy or vacancies may be filled, either (a) by the affirmative vote of a majority of the remaining directors, even if less than a quorum or (b) by the stockholders entitled to vote, either at a duly constituted annual meeting or special meeting thereof called for that purpose, by the affirmative vote of a majority of the outstanding shares entitled to vote at such meeting. If in the case of a director removal pursuant to Section 2 of Article III, the vacancy on the Board of Directors caused by any such removal may be filled by the stockholders at such meeting called for that purpose or at any subsequent meeting.

Section 4. Annual Meetings. An annual meeting of the Board of Directors shall be held immediately after, and at the same place, if any, as the annual meeting of stockholders. No notice of such annual meeting of the Board of Directors is required. Such annual meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or in a consent and waiver of notice thereof, signed by all the directors.

Section 5. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place, if any, as shall from time to time be determined by resolution of the Board of Directors and promptly communicated to all directors then in office.

Section 6. Quorum, Required Vote and Adjournment. Except as herein otherwise provided, one-third of the total number of directors fixed by or in the manner provided for in these by-laws at the time of any meeting of the Board of Directors or, if vacancies exist on the Board of Directors, one-third of such number of directors then in office, shall constitute a quorum for the transaction of business; and, except as otherwise required by statute, the Certificate of Incorporation, or these by-laws, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given.

Section 7. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the Board of Directors in the management and affairs of the corporation, except as otherwise limited by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 8. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. In the event that a member and that member’s alternate, if alternates are designated by the Board of Directors as provided in Section 7 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 9. Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 10. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting, except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 11. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV. OFFICERS

Section 1. Number. The officers of the corporation shall be elected by the Board of Directors and shall consist of a President, a Treasurer, and a Secretary. A Chair of the Board, one or more Vice Presidents and such other officers and assistant officers as may be deemed necessary or desirable may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 2. Election and Term of Office. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal and Resignation. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time upon written notice given to the corporation. A resignation is effective when the resignation is delivered, unless the resignation specifies a later effective date.

Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors then in office.

Section 5. Chair of the Board. The Chair of the Board, if elected, shall be chosen from among the directors. The Chair shall preside, when present, at all meetings of the stockholders and at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors.

Section 6. President. The President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board of Directors, and shall preside at all meetings of the stockholders and Board of Directors at which he or she is present; subject to the powers of the Board of Directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these by-laws.

Section 7. Vice-President(s). The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice-Presidents shall also perform such other duties and have such other powers as the Board of Directors, the President or these by-laws may, from time to time, prescribe.

Section 8. The Secretary and Assistant Secretaries. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and shall keep and attest true records of all such proceedings. The Secretary shall have such powers and perform such duties as the Board of Directors, the President or these by-laws may, from time to time, prescribe. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President, or Secretary may, from time to time, prescribe.

Section 9. The Treasurer and Assistant Treasurer. The Treasurer shall keep and maintain custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Board of Directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the corporation; and shall have such powers and perform such duties as the Board of Directors, the President or these by-laws may, from time to time, prescribe. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Board of Directors, the President or Treasurer may, from time to time, prescribe.

Section 10. Other Officers, Assistant Officers, and Agents. Officers, assistant officers, and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 11. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V. CERTIFICATES OF STOCK

Section 1. Issuance of Stocks. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by certificate until such certificate is surrendered to the corporation. No shares of the corporation shall be issued unless authorized by the Board of Directors, which authorization shall include the maximum number of shares authorized for issuance and the consideration to be received for each share. Every holder of capital stock in the corporation represented by a certificate shall be entitled to have a certificate, signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by the stockholder in the corporation. In the event any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. Shares of stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign, and transfer the same, signed by the record holder thereof (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by law), but no transfer shall affect the right of the corporation to pay any dividend upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

Section 2. Lost Certificates. The Board of Directors may provide for the issuance of new certificates of stock or uncertificated shares to replace certificates of stock lost, stolen, mutilated, or destroyed, or alleged to be lost, stolen, mutilated, or destroyed, upon such terms and in accordance with such procedures as the Board of Directors shall deem proper and prescribe.

Section 3. Fixing a Record Date. For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders, action by written consent, or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor fewer than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders or action by written consent shall be the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VI. GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock of the corporation, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

Section 3. Contracts. The Board of Directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 4. Fiscal Year. The fiscal year of the corporation shall be the calendar year unless fixed by resolution of the Board of Directors.

Section 5. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

Section 6. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by the President, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 7. Indemnification of Directors and Officers.

(a)            Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, as a director or officer of the Corporation, is or was serving at the written request of the Board of Directors or its designee as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law, including but not limited to the General Corporation Law of the State of Delaware, as may be amended from time to time (the “DGCL”), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expenses, liabilities and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as otherwise provided in this section with respect to Proceedings to enforce rights to indemnification or Advancement of Expenses (as hereinafter defined), the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors.

(b)            Any Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred by him or her in defending any Proceeding in advance of a final disposition (“Advancement of Expenses”) so long as the Corporation shall have received an undertaking by or on behalf of such Indemnitee to repay such amounts (an “Undertaking”) if it shall ultimately be determined by a court or other tribunal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise, or where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled.

(c)            If an amount properly owed to an Indemnitee under this section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation in respect thereof, the Indemnitee may at any time thereafter bring suit against the Corporation to recover such unpaid amounts. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall also be entitled to be paid the actual expense incurred in prosecuting or defending such suit. In any such action, the burden of proof shall be on the Corporation to prove the claimant is not entitled to such payment.

(d)            Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that the claimant is entitled to indemnification or Advancement of Expenses under the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or advancement, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification or Advancement of Expenses.

(e)            The right to be indemnified or to the reimbursement or Advancement of Expenses pursuant hereto (i) is a contract right based upon good and valuable consideration, pursuant to which the Indemnitee entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the Indemnitee, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

(f)            Any director or officer of the Corporation serving, in any capacity, and any other person serving as director or officer of, (i) another organization of which a majority of the outstanding voting securities representing the present right to vote for the election of its directors or equivalent executives is owned directly or indirectly by the Corporation, or (ii) any employee benefit plan of the Corporation or of any organization referred to in clause (i), shall be deemed to be doing so at the written request of the Board of Directors.

(g)            The rights to indemnification and to the Advancement of Expenses contemplated by this section shall not be exclusive of any other right that any Indemnitee may be entitled under these Bylaws, agreement, vote of stockholders of the Corporation or disinterested members of the Board of Directors or otherwise.

(h)            The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ARTICLE VII. AMENDMENTS

Section 1. Powers to Amend. These by-laws may be amended, altered, or repealed and new by-laws, not inconsistent with any provision of the Certificate of Incorporation or any provision of law, may be adopted by the affirmative vote of a majority of the Board of Directors present at any meeting of the Board of Directors. The power to adopt, amend, alter, or repeal the by-laws which has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

11